SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2009 (August 24, 2009)

OPTIMUM INTERACTIVE (USA) LTD
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51587	N/A
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

4600 Campus Center Drive, Ste 106
Newport Beach, CA 92660
(Address of principle executive offices)

(949) 757-0023
(Registrant’s telephone number, including area code)

Copies to:

Charles F. McCormick
McCormick & O’Brien, LLP
42 West 38th Street, 7th Floor
New York, New York 10018
Phone: (212) 286-4471
Fax: (212) 504-9574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 26, 2009, pursuant to the approval of the board of directors (the “Board”) of Optimum Interactive (USA) Ltd., a Delaware corporation (the “Company”), and the consent of a majority of the outstanding shares of capital stock eligible to vote, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to: (i) increase the total number of the Company’s authorized shares of Common Stock, par value $0.0001(the “Common Stock”) to 1,500,000,000 shares and Series B Preferred Stock, par value $0.000 1 (the “Series B Preferred Stock”) to thirty (30) shares and (ii) implement a thirty (30) to one (1) forward stock split. The Amendment became effective on August 26, 2009. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the Exhibit.

ITEM 8.01 OTHER EVENTS

The Company held a Special Meeting of its Stockholders on August 24, 2009 (pursuant to a written notice dated August 3, 2009). A quorum of the stockholders was present at the Special Meeting, with holders of in excess of eighty-nine percent (89%) of the capital stock entitled to vote present at the meeting. The stockholders: (i) approved the Company’s Stock Purchase and Recapitalization Agreement dated July 16 and amended July 27, 2009, (ii) ratified the appointment of Gerard McGorian, Anthony Roth and Timothy Roth as the Company’s directors, (iii) authorized the Company’s Board to effect a forward and/or a reverse split of the Common Stock within three (3) years, at the Board of Director’s sole discretion, (iv) authorized an increase in the number of authorized shares of Common Stock to 1,500,000,000 shares and (v) authorized the Board to effect an incentive stock option plan with a pool of up to fifteen percent (15%) of the Company’s fully-diluted equity outstanding, with a five (5) year expiration of any options granted under said plan, priced at a twenty percent (20%) premium over the previous ten (10) trading days average market price on date of issuance (with all other terms and conditions to be determined by the Company’s Compensation Committee and approved by the Board).

Prior to filing the Amendment, as of August 25, 2009, the Company had 32,000,000 shares of Common Stock, 8,000,000 shares of its Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), and one (1) share of its Series B Preferred Stock outstanding. After the filing of the Amendment, as of August 27, 2009, the Company had 960,000,000 shares of Common Stock, 8,000,000 shares of its Series A Preferred Stock and thirty (30) share of its Series B Preferred Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment to the Certificate of Incorporation

The registrant is not required to make any filings under the Securities Act of 1934, and the information being submitted in this Form 8-K is solely for purposes of providing Company information to prospective investors who may make or solicit bids or offers for shares of the Company’s Common Stock on the Pink Sheets® electronic quotation system. The Company has voluntarily elected to utilize the format of Form 8-K for ease and familiarity of review by prospective investors. While the registrant believes the information contained in the filing is correct in all material aspects, the registrant is expressly not representing that this Form 8-K complies with the provisions of the Securities Act of 1934. This filing does not constitute an offer or solicitation by the Company to buy or sell securities.

SIGNATURES

The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUM INTERACTIVE (USA) LTD.

Date: August 28, 2009	By:	/s/ Anthony Roth
Anthony Roth President, CEO
Title

EXHIBIT INDEX

Exhibit 3.1	Certificate of Amendment to the Certificate of Incorporation dated August 26, 2009, filed with the Secretary of State on August 26, 2009